UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2010

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV 89052
(Address of Principal Executive Offices)      (Zip Code)

(702)  608-5476
(Registrant's Telephone Number, Including Area Code)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

The financial statements of Castrovilla, Inc., the business acquired, as required by April 6, 2011, the 71st day from the due date of January 25, 2011.

(b)           Pro Forma Financial Information.

The pro forma financial information as required by April 6, 2011, the 71st day from the due date of January 25, 2011.

(d)           Exhibits.

Exhibit Number	Description	Page
2.1	Asset Purchase Agreement effective January 1, 2011, by and among Castrovilla Energy Inc., Blue Earth Inc. and Humitech of Northern California, LLC.

2.2	Agreement and Plan of Merger by and among Castrovilla Energy, Inc., Blue Earth, Inc. and the Stockholders of Castrovilla, Inc.

* 99.1	Financial Statements of Castrovilla, Inc. for the two-year period ended December 31, 2010	F-1 - F-11

* 99.2	Pro Froma Financial Information for Castrovilla, Inc.	F-12 - F-14
___________________
* filed with this Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO